EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Kensington Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Kensington Funds for the year ended 12/31/2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Kensington Funds for the stated period.

/s/ John P. Kramer	/s/ Cynthia M. Yee

John P. Kramer	Cynthia M. Yee
President, The Kensington Funds	Treasurer, The Kensington Funds

Dated: March 8, 2005

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Kensington Funds for purposes of the Securities Exchange Act of 1934.